UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26,2021

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

711 S. Carson Street, Suite 4, Carson City, Nevada, 89791

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION ("Certificate of Designations") with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as "Series NC Preferred Stock").

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 500,000. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

Item 9.01 Exhibits

Exhibit No.	Description of Exhibit
3(i)	Text of Certificate of Designations

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regen Biopharma, Inc.

Dated: March 29, 2021	By: /s/ David Koos
David Koos
Chief Executive Officer

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